Exhibit 23(a)

       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of our reports on the audits of the consolidated financial statements of Mid-Plains, Inc. and subsidiaries dated February 10, 1997 and to the reference to our Firm under the caption "Experts" in the Registration Statement.




/s/ Kiesling Associates LLP

KIESLING ASSOCIATES LLP
Madison, Wisconsin
April 18, 1997